Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

DUKE REALTY CORPORATION TO OFFER

30 MILLION SHARES OF COMMON STOCK

(INDIANAPOLIS, Ind. – Jan. 9, 2013) Duke Realty Corporation (NYSE: DRE) today announced that it intends to sell 30 million shares of its common stock in an underwritten public offering. The company also plans to grant the underwriters an option to purchase up to an additional 4.5 million shares.

The offering is being made pursuant to an effective shelf registration statement and prospectus filed by the company with the Securities and Exchange Commission. Morgan Stanley & Co. LLC and UBS Securities LLC will act as joint book-running managers for the offering.

The company intends to use the net proceeds from the offering (1) to repay outstanding indebtedness, including all or a portion of its outstanding borrowings under the company’s existing revolving credit facility, which had an outstanding balance of $285.0 million as of December 31, 2012, (2) to redeem all of the outstanding shares of its Series O Preferred Shares, which are redeemable as of February 22, 2013, and (3) for general corporate purposes.

To obtain a copy of the prospectus supplement and related base prospectus for this offering, please contact Morgan Stanley & Co. LLC, 180 Varick Street, Second Floor, New York, NY 10014, Attention: Prospectus Department, or by e-mail: prospectus@morganstanley.com, or by telephone at 1-866-718-1649; or UBS Securities LLC, Prospectus Department, 299 Park Avenue, New York, NY 10171 or, by telephone toll free at 1-888-827-7275.

This news release does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The offering may be made only by means of a prospectus supplement and related base prospectus

Duke Realty Corporation to Offer 30 Million Shares of Common Stock

January 9, 2013

About Duke Realty

Duke Realty owns and operates approximately 142 million rentable square feet of industrial and office assets, including medical office, in 18 major U.S. cities. Duke Realty Corporation is publicly traded on the NYSE under the symbol DRE and is listed on the S&P MidCap 400 Index. More information about Duke Realty is available at www.dukerealty.com.

Cautionary Notice Regarding Forward-Looking Statements

This news release may contain forward-looking statements within the meaning of the federal securities laws. All statements, other than statements of historical facts, including, among others, statements regarding the company’s future financial position or results, future dividends, and future performance, are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of the company, members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should,” or similar expressions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that actual results may differ materially from those contemplated by such forward-looking statements. Many of these factors are beyond the company’s abilities to control or predict. Such factors include, but are not limited to, (i) general adverse economic and local real estate conditions; (ii) the inability of major tenants to continue paying their rent obligations due to bankruptcy, insolvency or a general downturn in their business; (iii) financing risks, such as the inability to obtain equity, debt or other sources of financing or refinancing on favorable terms, if at all; (iv) the company’s ability to raise capital by selling its assets; (v) changes in governmental laws and regulations; (vi) the level and volatility of interest rates and foreign currency exchange rates; (vii) valuation of joint venture investments, (viii) valuation of marketable securities and other investments; (ix) valuation of real estate; (x) increases in operating costs; (xi) changes in the dividend policy for the company’s common stock; (xii) the reduction in the company’s income in the event of multiple lease terminations by tenants; (xiii) impairment charges, (xiv) the effects of geopolitical instability and risks such as terrorist attacks; (xv) the effects of weather and natural disasters such as floods, droughts, wind, tornados and hurricanes; and (xvi) the effect of any damage to our reputation resulting from developments relating to any of items (i) – (ix). Additional information concerning factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the company’s filings with the Securities and Exchange Commission. The company refers you to the section entitled “Risk Factors” contained in the company’s Annual Report on Form 10-K for the year ended December 31, 2011. Copies of each filing may be obtained from the company or the Securities and Exchange Commission.

The risks included here are not exhaustive and undue reliance should not be placed on any forward-looking statements, which are based on current expectations. All written and oral forward-looking statements attributable to the company, its management, or persons acting on their behalf are qualified in their entirety by these cautionary statements. Further, forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless otherwise required by law.

Contact Information:

Investors:

Ron Hubbard

317.808.6060

Duke Realty Corporation to Offer 30 Million Shares of Common Stock

January 9, 2013

Media:

Helen McCarthy

317.708.8010